UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 13, 2016

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Director

Appointment of Independent Director

On June 15, 2016, Socket Mobile, Inc. (the “Company”) announced the appointment by its Nominating Committee of Brenton MacDonald as an independent director. His appointment was effective on June 13, 2016 and is for a one year term expiring at the 2017 Annual Meeting of Stockholders. Mr. MacDonald will serve as a member of the Audit Committee and the Nominating Committee.

Mr. MacDonald, 50, leads the Internet of Things (IoT) marketing efforts for Hewlett Packard Enterprise (HPE) CMS division. His 10 plus year tenure at Hewlett Packard Enterprise and HP Inc. covers an array of strategic planning and business management positions that focus on business growth. Prior to HPE, Mr. MacDonald spent six years in private equity financing at Newbury Ventures where his focus was on early stage global communication and IT companies throughout the world, and from 1997 to 2000 he worked for Alcatel-Lucent as a senior business analyst. Mr. MacDonald is a graduate of the London School of Economics (MSc) and Carleton University (MA).

A copy of the press release dated June 15, 2016 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated June 15, 2016, announcing the appointment of Mr. MacDonald

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: June 15, 2016	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 15, 2016, announcing the appointment of Mr. MacDonald

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